UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 9, 2022

TERADATA CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number 001-33458

Delaware	75-3236470
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

17095 Via Del Campo

San Diego, California 92127

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (866) 548-8348

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4©)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	TDC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 9, 2022, Teradata Corporation (“Teradata”) entered into an accelerated share repurchase agreement (“ASR”) with JPMorgan Chase Bank, National Association (“JPMorgan Chase”) to purchase shares of its common stock from JPMorgan Chase for an aggregate purchase price of $250 million. Teradata is purchasing these shares as part of its $1 billion open market share repurchase authorization, under which approximately $913 million will remain available after giving effect to the ASR.

Under the ASR, Teradata is paying JPMorgan Chase $250 million at the commencement of the agreement and is receiving an initial delivery of approximately 3.9 million shares of Teradata common stock, based on the closing price of the common stock of $50.89 on February 8, 2022. The final number of shares that will be delivered to Teradata under the ASR will be based on the average of the daily volume-weighted average trading prices of Teradata’s common stock during the term of the ASR, less a discount.

At settlement, under certain circumstances JPMorgan Chase may be required to deliver additional shares of Teradata common stock to Teradata, or in other circumstances, Teradata may be required to deliver, at its discretion, either shares of its common stock or cash to JPMorgan Chase. Under the ASR, the terms of the transaction are subject to certain adjustments, including adjustments arising if Teradata were to enter into or announce certain specified transactions or take certain corporate actions before the final settlement.

Item 8.01	Other Events.

On February 9, 2022, Teradata issued a press release announcing its entry into the ASR with JPMorgan Chase. A copy of the press release is filed herewith as Exhibit 99.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits:

The following exhibits are attached with this current report on Form 8-K:

Exhibit No.	Description

99.1	Press release issued by Teradata Corporation on February 9, 2022 announcing its entry into an accelerated share repurchase agreement with JPMorgan Chase Bank, National Association.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TERADATA CORPORATION

Date: February 9, 2022	By:	/s/ Claire Bramley
	Name:	Claire Bramley
	Title:	Chief Financial Officer